UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

IVEDA CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53285	98-0611159
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona	85210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 307-8700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2010, Iveda Corporation (the “Company”) entered into an Operating Level Agreement (the “OLA”) with Digital Ally and Tecnologia y Diagnosticos Del Norte S.A. de C.V. (“TDN”) pursuant to which the Company agreed to provide SVC-1002, streaming video converter, to Digital Ally’s in-vehicle surveillance system, video hosting and video archiving services to a Federal Government Agency in Mexico. The Company serves as a sub-contractor to TDN pursuant to a separate agreement signed by TDN and the government agency in Mexico. Gross revenues are $280,000 for upfront fees and $142,000 for SVC-1002 (Streaming Video Converter), plus monthly fees for remote video hosting and storage, and maintenance for the first phase of the project and an additional $100,000 for second shipment of SVC-1002 and monthly fees for the second phase of the project for a total of 164 vehicles. The services will be provided at agreed upon monthly fees with early termination provisions such that when due to justified causes that the need to continue the service originally contracted would cause damage or harm to the Agency. The contract may be terminated for any number of reasons, including Iveda’s failure to perform in accordance with its terms, and that the contract is subject to a variety of risks and uncertainties, including but not limited to: performance risk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2010

Iveda Corporation, a Nevada corporation

By: /s/ LUZ A. BERG
Luz A. Berg, Corporate Secretary